Exhibit 99.1

For Immediate Release
Union Street Acquisition Corp. Announces Second Quarter 2008 Results of RAZOR
Business Strategy Consultants, LLC and Archway Marketing Services, Inc.
Union Street Affirms 2008 Outlook and Provides 2009 Outlook
* Combined Q2 Revenues Increased 16.0% to $30.4 million
* Combined Q2 Pro Forma Adjusted EBITDA Grew 23.1% to $4.4 million
* Combined Revenues for Twelve-Months Ended June 30, 2008 Increased to $116.2 million
* Combined Pro Forma Adjusted EBITDA for Twelve-Months ended June 30, 2008 Grew to $16.9 million
* 2008 Outlook of Anticipated Double Digit Growth Affirmed
* 2009 Outlook Reflects Continued Double Digit Growth
Alexandria, VA, August 15, 2008 – Union Street Acquisition Corp. (AMEX: USQ, USQ.U, USQ.WT) (“Union Street”) announced unaudited results for the second quarter and six months ended June 30, 2008 for RAZOR Business Strategy Consultants, LLC (“RAZOR”), and Archway Marketing Services, Inc. (“Archway”) based on information provided to Union Street from RAZOR and Archway. On February 27, 2008, Union Street announced that it had entered into definitive agreements to acquire privately held RAZOR, a rapidly growing direct and interactive marketing agency, and Archway, a leading provider of marketing operations management services.
Combined Financial Results for the Three-Month Period Ended June 30, 2008
Combined revenues of RAZOR and Archway for the quarter ended June 30, 2008 grew 16.0% from $26.2 million in 2007 to $30.4 million in 2008. Pro Forma Adjusted EBITDA for the quarter ended June 30, 2008 increased from $3.6 million in 2007 to $4.4 million in 2008, or 23.1%.
Combined Financial Results for the Six-Month Period Ended June 30, 2008
Combined revenues of RAZOR and Archway for the six-months ended June 30, 2008 grew 18.9% from $49.2 million in 2007 to $58.5 million in 2008. Pro Forma Adjusted EBITDA for the six-months ended June 30, 2008 increased from $5.8 million in 2007 to $7.6 million in 2008, or 31.4%.
Combined Financial Results for the Twelve-Month Period Ended June 30, 2008
For the twelve-month period ended June 30, 2008 combined revenues of RAZOR and Archway increased to $116.2 million in 2008. Pro Forma Adjusted EBITDA for the twelve-month period ended June 30, 2008 increased to $16.9 million in 2008.
Financial Results for RAZOR for the Three-Month Period Ended June 30, 2008

RAZOR’s revenues for the quarter ended June 30, 2008 grew from $3.8 million in 2007 to $5.1 million in 2008, or 32.5%. Pro Forma Adjusted EBITDA for the quarter ended June 30, 2008 increased 35.0% from $1.0 million in 2007 to $1.3 million in 2008.
Significant accomplishments of RAZOR during the second quarter of 2008 included:
•	Awarded three Strategy and Insight projects for three new clients;

•	Increased scope of work for a digital communications and web development client that was added in the first quarter; and

•	Continued to increase the volume of email and direct mail activity across all core accounts.
Financial Results for RAZOR for the Six-Month Period Ended June 30, 2008
RAZOR’s revenues for the six-month period ended June 30, 2008 grew from $7.2 million in 2007 to $10.2 million in 2008, or 40.2%. Pro Forma Adjusted EBITDA for the six-month period ended June 30, 2008 increased 50.4% from $1.6 million in 2007 to $2.5 million in 2008.
Financial Results for RAZOR for the Twelve-Month Period Ended June 30, 2008
RAZOR’s revenues for the twelve-month period ended June 30, 2008 grew to $19.6 million. Pro Forma Adjusted EBITDA for the twelve-month period ended June 30, 2008 increased to $5.2 million.
Financial Results for Archway for the Three-Month Period Ended June 30, 2008
Archway’s revenues for the quarter ended June 30, 2008 grew from $22.4 million in 2007 to $25.3 million in 2008, or 13.2%. Pro Forma Adjusted EBITDA for the quarter ended June 30, 2008 increased 18.5% from $2.6 million in 2007 to $3.1 million in 2008.
Significant accomplishments of Archway during the second quarter of 2008 included:
•	Won new business engagements that are expected to generate revenues of approximately $9.0 million in 2009;

•	Executed multi-year contract renewals with two top ten clients; and

•	Awarded additional business from key clients.
Financial Results for Archway for the Six-Month Period Ended June 30, 2008
Archway’s revenues for the six-month period ended June 30, 2008 grew from $42.0 million in 2007 to $48.3 million in 2008, or 15.2%. Pro Forma Adjusted EBITDA for the six-month period ended June 30, 2008 increased 23.7% from $4.1 million in 2007 to $5.1 million in 2008.
Financial Results for Archway for the Twelve-Month Period Ended June 30, 2008
Archway’s revenues for the twelve-month period ended June 30, 2008 grew to $96.7 million. Pro Forma Adjusted EBITDA for the twelve-month period ended June 30, 2008 increased to $11.7 million.
2008 Outlook

Based upon the strong financial performance of RAZOR and Archway during the quarter ended June 30, 2008, Union Street has reiterated its earnings guidance for 2008. Union Street expects 2008 pro forma results for the combined companies to reflect:
•	Revenues to be in the range of $116.5 to $122.8 million, representing an increase of 8.9% to 14.8% from 2007; and

•	Pro Forma Adjusted EBITDA to be in the range of $17.8 to $18.8 million, including approximately $750,000 of estimated incremental public company expenses, representing an increase of 17.3% to 23.9% from 2007.
The 2008 revenue and Pro Forma Adjusted EBITDA guidance excludes any benefits associated with cross-selling or elimination of redundant costs and does not include any potential acquisitions. Capital expenditures are expected to be approximately $3.6 million in 2008.
2009 Outlook
Based upon the strong financial performance in 2008 to date, Union Street expects 2009 pro forma results for the combined companies to reflect:
•	Revenues to be in the range of $127.0 to $140.0 million, representing an increase of 6.2% to 17.0% from the mid point of the 2008 guidance range; and

•	Pro Forma Adjusted EBITDA to be in the range of $19.5 to $21.5 million, including approximately $1.5 million of estimated incremental public company expenses, representing an increase of 6.8% to 17.8% from the mid point of the 2008 guidance range.
The 2009 revenue and Pro Forma Adjusted EBITDA guidance excludes any benefits associated with cross-selling or elimination of redundant costs and does not include any potential acquisitions.
About Union Street Acquisition Corp.
Union Street Acquisition Corp. (www.unionstreetcorp.com) is a blank check company organized to acquire one or more operating businesses in the business services industry, specifically in the marketing services, business information services, human capital management, facilities and logistics services, and professional services sectors. The company completed its initial public offering of 12.5 million units on February 9, 2007, generating gross proceeds of approximately $100 million. Each unit was comprised of one share of USQ common stock and one warrant exercisable at $6.00 per share. As of June 30, 2008, Union Street held approximately $100.7 million in a trust account maintained by an independent trustee, which will be released to Union Street upon the consummation of the business combination. On February 27, 2008, Union Street announced that had entered into definitive agreements to acquire privately held RAZOR and Archway, more information is contained in the Form 8-K filed with the SEC on February 27, 2008 and Schedule 14A filed with the SEC on August 12, 2008.
About Razor Business Strategy Consultants LLC
Headquartered in Dallas, TX, RAZOR (www.razordriven.com) is a rapidly growing direct and interactive retail marketing agency that uncovers smarter ways for clients to build their businesses. Founded in 2003, RAZOR has approximately 165 employees and serves leading national marketers that include Domino’s Pizza, Rent-A-Center, GameStop, and Baskin-Robbins. RAZOR is focused on heavy data analytics and program design services, including customer and transaction analytics, media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.
About Archway Marketing Services, Inc.
Based in Minneapolis, MN, Archway Marketing Services Inc. (www.archway.com), a subsidiary of AHL Services, is a leading provider of Marketing Operations Management solutions. Founded in 1953, Archway has grown to approximately 620 employees across eight North American facilities and six on-site locations. The company is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. The company offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology. Over the past 50 years, the company has built a strong portfolio of clients and serves leading national marketers that include Target, General Motors, General Mills, JP Morgan Chase and Microsoft.
Company Contact:
A. Clayton Perfall
Chief Executive Officer
Union Street Acquisition Corp.
703.682.0731
Investor Relations Contact:
Devlin Lander
Integrated Corporate Relations
415.292.6855
Use of Non-GAAP Financial Information
This press release includes disclosure of Pro Forma Adjusted EBITDA, which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. Union Street believes that Pro Forma Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it indicates more clearly the ability of RAZOR and Archway’s assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due. We have included a reconciliation of Pro Forma Adjusted EBITDA to net income in the accompanying tables.
Forward-Looking Statements
This press release, and other statements that Union Street may make, including statements about the benefits of the transactions with Archway and RAZOR, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Union Street’s, Archway’s and RAZOR’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.
Union Street cautions that forward-looking statements, including the information under the captions “2008 Outlook” and “2009 Outlook”, are based largely on expectations and projections about future events and future trends, and are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Union Street assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.
In addition to factors previously disclosed in Union Street’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Union Street’s filings with the SEC, including its report on Form 10-K for the period ended December 31, 2007. The information set forth herein should be read in light of such risks. Neither Union Street nor Archway or RAZOR assumes any obligation to update the information contained in this press release.
Union Street’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.
Additional Information
In connection with the proposed acquisitions, Union Street has prepared a definitive proxy statement on Schedule 14A that has been filed with the SEC and mailed to the stockholders of Union Street. The date for the special meeting for voting on the acquisitions is September 22, 2008. Before making any voting decision, Union Street’s stockholders are urged to read the proxy statement regarding the acquisitions carefully and in its entirety because it will contain important information about the proposed acquisitions. Stockholders can obtain a copy of the definitive proxy statement, without charge, at the SEC’s website http://www.sec.gov or by directing a request, to Union Street Acquisition Corp. 102 South Union Street, Alexandria, VA 22314.
Such persons can also read Union Street’s final prospectus, dated February 5, 2007, for a description of the security holdings of the Union Street officers and directors and of Banc of America Securities LLC and Morgan Joseph, the underwriters of Union Street’s initial public offering consummated on February 9, 2007, and their respective interests in the successful consummation of this business combination.
Union Street and its officers and directors may be deemed to have participated in the solicitation of proxies from Union Street’s stockholders in favor of the approval of the acquisitions. Information concerning Union Street’s directors and executive officers is set forth in the publicly filed documents of Union Street. Stockholders may obtain more detailed information regarding the direct and indirect interests of Union Street and its directors and executive officers in the acquisitions by reading the preliminary and definitive proxy statements regarding the acquisitions, which are filed with the SEC.

STATEMENT OF OPERATIONS
(in thousands)

	COMBINED
	Three Months Ended		Six Months Ended		Twelve Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	6/30/2008	12/31/2007
Revenue	$30,426	$26,218	$58,492	$49,198	$116,242	$106,948

Operating Expenses
Reimbursable freight	5,015	5,191	10,470	9,329	21,736	20,595
Payroll and related costs	13,536	11,201	26,431	21,823	50,396	45,788
Other operating costs	7,454	6,349	14,088	12,524	27,194	25,630
Depreciation and amortization	936	796	1,820	1,571	3,444	3,195
Restructuring activities	—	—	—	—	221	221

Operating income (loss)	3,485	2,681	5,684	3,952	13,251	11,519

Interest income (expense), net	(23)	(7)	(43)	(21)	(63)	(41)
Other income (expense), net	(98)	(14)	(141)	(1)	(191)	(51)

Net income (loss) before income taxes	3,363	2,660	5,499	3,929	12,997	11,427

Provision for income taxes	(971)	(563)	(1,521)	(840)	(3,069)	(2,388)

Net income (loss)	$2,392	$2,097	$3,978	$3,090	$9,928	$9,039

	ARCHWAY
	Three Months Ended		Six Months Ended		Twelve Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	6/30/2008	12/31/2007
Revenue	$25,349	$22,385	$48,335	$41,955	$96,673	$90,294

Operating Expenses
Reimbursable freight	5,015	5,191	10,470	9,329	21,736	20,595
Payroll and related costs	10,568	8,795	20,298	17,082	38,642	35,426
Other operating costs	6,791	5,912	12,672	11,642	24,769	23,740
Depreciation and amortization	769	694	1,505	1,383	2,897	2,776
Restructuring activities	—	—	—	—	221	221

Operating income (loss)	2,206	1,792	3,390	2,519	8,408	7,536

Interest income (expense), net	—	—	—	(1)	(0)	(1)
Other income (expense), net	0	(11)	0	(9)	(30)	(40)

Net income (loss) before income taxes	2,206	1,781	3,391	2,509	8,377	7,495

Provision for income taxes	(861)	(479)	(1,322)	(675)	(2,664)	(2,017)

Net income (loss)	$1,346	$1,302	$2,068	$1,834	$5,713	$5,478

	RAZOR
	Three Months Ended		Six Months Ended		Twelve Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	6/30/2008	12/31/2007
Revenue	$5,077	$3,833	$10,158	$7,244	$19,568	$16,654

Operating Expenses
Reimbursable freight	—	—	—	—	—	—
Payroll and related costs	2,968	2,405	6,133	4,741	11,754	10,362
Other operating costs	663	436	1,416	882	2,425	1,890
Depreciation and amortization	167	102	315	187	546	419
Restructuring activities	—	—	—	—	—	—

Operating income (loss)	1,279	889	2,293	1,433	4,843	3,983

Interest income (expense), net	(23)	(7)	(43)	(20)	(63)	(40)
Other income (expense), net	(99)	(3)	(142)	8	(160)	(11)

Net income (loss) before income taxes	1,157	879	2,108	1,420	4,620	3,932

Provision for income taxes	(110)	(84)	(199)	(164)	(405)	(371)

Net income (loss)	$1,047	$796	$1,910	$1,256	$4,215	$3,561

Historical Pro Forma Adjusted EBITDA Reconciliation
(in thousands)

			COMBINED
	Three Months Ended		Six Months Ended		Twelve Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	6/30/2008	12/31/2007
Adjusted EBITDA and Proforma Adjusted EBITDA:
Net Income from Continuing Operations (GAAP measure)	$2,392	$2,097	$3,978	$3,090	$9,928	$9,039
Interest income (expense), net	23	7	43	21	63	41
Other income (expense), net	(0)	21	(0)	20	31	51
Provision for income taxes	971	563	1,521	840	3,069	2,388
Depreciation and amortization	936	796	1,820	1,571	3,444	3,195
Stock compensation expense	30	27	60	54	115	109

Adjusted EBITDA	4,353	3,512	7,422	5,596	16,649	14,823

Minority Interest	64	76	133	156	291	314

Proforma Adjusted EBITDA	$4,417	$3,588	$7,555	$5,752	$16,940	15,136

			ARCHWAY
	Three Months Ended		Six Months Ended		Twelve Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	6/30/2008	12/31/2007
Adjusted EBITDA and Proforma Adjusted EBITDA:
Net Income from Continuing Operations (GAAP measure)	$1,346	$1,302	$2,068	$1,834	$5,713	$5,478
Interest income (expense), net	—	—	—	1	0	1
Other income (expense), net	(0)	11	(0)	9	30	40
Provision for income taxes	861	479	1,322	675	2,664	2,017
Depreciation and amortization	769	694	1,505	1,383	2,897	2,776
Stock compensation expense	30	27	60	54	115	109

Adjusted EBITDA	3,005	2,513	4,956	3,957	11,420	10,420

Minority Interest	64	76	133	156	291	314

Proforma Adjusted EBITDA	$3,069	$2,590	$5,089	$4,112	$11,711	$10,734

	RAZOR
	Three Months Ended		Six Months Ended		Twelve Months Ended
	6/30/2008	6/30/2007	6/30/2008	6/30/2007	6/30/2008	12/31/2007
Adjusted EBITDA and Proforma Adjusted EBITDA:
Net Income from Continuing Operations (GAAP measure)	$1,047	$796	$1,910	$1,256	$4,215	$3,561
Interest income (expense), net	23	7	43	20	63	40
Other income (expense), net	—	10	—	12	0	12
Provision for income taxes	110	84	199	164	405	371
Depreciation and amortization	167	102	315	187	546	419
Stock compensation expense

Adjusted EBITDA	1,348	998	2,466	1,640	5,229	4,402

Minority Interest

Proforma Adjusted EBITDA	$1,348	$998	$2,466	$1,640	$5,229	$4,402